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                                                                    EXHIBIT 4.1

                             NOTE PURCHASE AGREEMENT

         This Note Purchase Agreement (the "Agreement") is entered into as of April 5, 1999, by and among Youbet.com, Inc., a Delaware corporation (the "Company"), and the purchaser whose name appears on the signature line below (the "Purchaser"; and collectively with all other such purchasers of the Company's Convertible Notes in the transaction of which this Agreement is a part, the "Purchasers").

         WHEREAS, the Company wishes to issue and sell an aggregate of up to $45,500,000 principal amount of its 11% Senior Convertible Discount Notes, the proceeds from which will be used for general corporate purposes;

         WHEREAS, the Purchaser wishes to purchase certain of such notes on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                              THE CONVERTIBLE NOTES

         Section 1.1 ISSUANCE OF THE CONVERTIBLE NOTES. Subject to the terms and conditions set forth in this Agreement, the Company will duly authorize the issuance and sale of its 11% Senior Convertible Discount Notes due April 5, 2004 in substantially the form of EXHIBIT A hereto (such notes, together with any notes that may be issued hereunder in substitution or exchange therefor, are collectively referred to herein as the "CONVERTIBLE NOTES" and each such note is individually referred to herein as a "CONVERTIBLE NOTE"). The terms and conditions of the Convertible Notes are incorporated herein by reference.

         Section 1.2 DESCRIPTION OF THE CONVERTIBLE NOTES. The Convertible Notes shall provide as follows:

         (a) All principal, plus all accrued but unpaid interest and penalties, shall be due and payable on April 5, 2004 (the "Maturity Date").

         (b) Each Convertible Note will be issued at substantial discount from its principal amount for a price equal to its Purchase Price on the date of purchase (the "Issue Date"). Cash interest will not accrue on the Convertible Notes prior to April 5, 2001. Thereafter, interest on the Convertible Notes will accrue at the rate of 11% per annum payable semi-annually in arrears commencing on October 5, 2001, and thereafter on April 5 and October 5 of each year and on the Maturity Date, and thereafter, on demand. Interest on the Convertible Notes shall be computed on the basis of a 360-day year of twelve 30-day months.




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         (c)      As provided for and on the terms and conditions set forth in the Convertible Notes, the Convertible Notes may be converted at any time at the option of the holder, unless previously redeemed, into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock").

         (d) The Convertible Notes may not be redeemed or prepaid in whole or in part prior to the second anniversary of the Issue Date. Thereafter, the outstanding principal amount of the Convertible Notes may be prepaid in whole or in part at any time as provided and on the terms and conditions set forth in the Convertible Notes.

         Section 1.3 SALE AND DELIVERY OF THE CONVERTIBLE NOTES. Subject to the terms and conditions set forth herein, the Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, the face principal amount of the Convertible Notes set forth opposite the name of Purchaser under the heading "Principal Amount of Notes" on SCHEDULE I, at a purchase price equal to the purchase price set forth under the heading "Purchase Price" on Schedule I (the "Purchase Price"). The Convertible Notes delivered to the Purchaser on the Closing Date will be delivered in the form of a single registered Convertible Note registered in the name of the Purchaser or in the name of such nominee or in such other denominations (not less than $100,000 in principal amount) as the Purchaser may specify no later than two business days prior to the Closing Date and in substantially the form attached hereto as Exhibit A.

         Section 1.4 CLOSING. The closing of the transactions contemplated by this Agreement shall take place at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York, on April 5, 1999, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to the Purchaser the Convertible Notes, the opinion of the Company's counsel set forth in Section 5.2, the certificate of the Company's Chief Executive or Chief Operating Officer set forth in Sections 5.3 and 5.4, and the documents set forth in Section 5.7. At the Closing, as payment in full for the Convertible Notes being purchased by it and against delivery of such Convertible Notes, the Purchaser shall deliver to the Company an amount equal to the Purchase Price of the Convertible Notes being purchased by the Purchaser as set forth on Schedule
I. Payment of the Purchase Price shall be made in immediately available United States funds by wire transfer to the account of the Company.

         Section 1.5 PREPAYMENTS AT PURCHASER'S OPTION FOLLOWING CHANGE IN CONTROL. In the event that any Change in Control of the Company occurs, the Company shall promptly (but in any event not later than 10 days after the occurrence of such Change in Control) notify each Holder of such Change in Control by telecopy or other similar electronic device (i) describing, in reasonable detail, the facts and circumstances which resulted in such Change in Control, and (ii) providing a means whereby the Convertible Notes held by any Holder will be prepaid in connection with such Change in Control if such Holder so elects. The Company will also

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provide such further information relating to such Change in Control as any
Holder may reasonably request. In connection with any Change in Control, each Holder shall have the right (whether or not notice is given by the Company), exercisable by written notice given to the Company, not later than 30 days after receipt by such Holder of the original notice of such Change in Control, to elect to require the Company to prepay the Convertible Notes held by such Holder. In the event any Holder elects to require the Company to prepay the Convertible Notes held by such Holder, the Company shall so prepay, on a date specified by the Company (which date shall be not less than 30 days nor more than 60 days after the giving by such Holder of the notice of its election as provided in this Section 1.5), all of the Convertible Notes held by such Holder
(i) in the case of any such prepayment on or prior to the second anniversary of the Issue Date, the face principal amount of such Convertible Notes, and (ii) in the case of any prepayment after the second anniversary of the Issue Date, the face principal amount of such Convertible Notes together with all accrued and unpaid interest thereon to the prepayment date, and a premium equal to the premium which would have been payable pursuant to Section 3 of such Convertible
Note if such Convertible Note were prepaid at the option of the Company on such prepayment date. Such notice of prepayment having been so given, the aggregate principal amount of Convertible Notes to be prepaid, together with the premium, if any, and all accrued and unpaid interest thereon to the prepayment date, shall become due and payable on the date so specified. Immediately upon receipt by the Company of a notice from any Holder that such Holder elects to have the Convertible Notes held by such Holder prepaid as provided in this Section 1.5, the Company will notify each other Holder of receipt of such notice by telecopy or other similar electronic device.


                                   ARTICLE II
                               REGISTRATION RIGHTS

         Section 2.1 CERTAIN DEFINITIONS. As used herein, the following capitalized terms shall have the following meanings:

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as shall be in effect from time to time.

         "FORM S-1" shall mean the form so designated, promulgated by the SEC for registration of securities under the Securities Act, and any forms succeeding to the functions of such form.

         "FORM S-3" shall mean the form so designated, promulgated by the SEC for "shelf" and certain other registrations of securities under the Securities Act, and any forms succeeding to the functions of such form.

         "HOLDER" shall mean the Purchasers and any other holder of all or part of the Convertible Notes or the Registrable Shares.

         "HOLDER INFORMATION" shall have the meaning set forth in Section 2.5.

         "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by the filing of a registration statement (the "REGISTRATION STATEMENT") in compliance with the Securities Act and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         "REGISTRABLE SHARES" shall mean the Conversion Shares, the Warrant Shares (as that term is defined in that certain Warrant to Purchase Common Stock, dated of even date with the Convertible Notes, issued by the Company in favor of U.S. Bancorp Libra and its designees in connection with its services as placement agent of the Convertible Notes) and any other securities into which the Conversion Shares or the Warrant Shares are exchanged or converted.

         "REGISTRATION EXPENSES" shall have the meaning set forth in Section
2.6.

         "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as shall be in effect from time to time.

         Section 2.2 REGISTRATION OF REGISTRABLE SHARES. On or before the date which is six months following the Closing, the Company shall use its best efforts to have the Registration Statement with respect to resales of the Registrable Shares by the Holders on Form S-3 (if available) or Form S-1 (if Form S-3 is not available) declared effective by the SEC, and maintain the effectiveness of the Registration Statement through and until the date which is the earliest of (a) the date on which all Registrable Shares are sold by the Holders via the Registration Statement, (b) the date on which all Registrable Shares are freely saleable by all Holders under Rule 144(k) (or its then equivalent) without limits as to volume or otherwise, or (c) April 5, 2004, such date to be extended 1.5 days for each day after the effectiveness of the Registration Statement on which any Holder is unable to sell Registrable Shares because of any Suspension (as herein defined), delisting, suspension of trading, blackout or similar event; PROVIDED, HOWEVER, that after the date set forth in clause (b) above, the Company is required to maintain the effectiveness of the Registration Statement only as to those Registrable Shares that are not freely tradeable as set forth in clause (b). The Company's obligations with respect to the Registration Statement will not be deemed to have been satisfied unless the Registration Statement has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Article with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Shares pursuant to the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, in connection with any notice given pursuant to the last paragraph of Section 2.5 hereof, or by any voluntary action of the Company resulting in any

Purchaser not being able to offer and sell any Registrable Shares (a "SUSPENSION"), the Registration Statement will be deemed not to have become effective during the period of such Suspension until the offering of Registrable Shares pursuant to the Registration Statement may legally resume.

         Section 2.3 CASH PAYMENTS. If (i) the Registration Statement does not become effective by October 5, 1999; (ii) at any time after October 5, 1999 (a) the Company does not have sufficient authorized shares of Common Stock to permit conversion of all of the then outstanding Convertible Notes, (b) the Company fails for any reason to honor a request for conversion of any of the Convertible Notes, or (c) the shares of Common Stock of the Company are delisted from any securities exchange on which such shares are listed or lose eligibility for inclusion in the NASDAQ National Market or NASDAQ SmallCap Market or the NASD "bulletin board," and as a result thereof the Company's Common Stock is not listed on any national securities exchange or eligible for inclusion in the NASDAQ National Market or NASDAQ SmallCap Market or the NASD "bulletin board"; or (iii) a Suspension is in effect for a cumulative period in excess of 60 days; then the Company shall pay, in addition to any other remedies available at law or in equity, (i) to each Holder of the Convertible Notes, a cash payment equal to 3% of the principal amount of the then outstanding Convertible Notes held by such Holder and (ii) to each Holder of the Conversion Shares, for each Conversion Share, a cash payment equal to 3% of the principal amount of the Convertible Note from which such Conversion Share was converted for each 30-day period thereafter, pro rated as to any period of less than 30 days. Cash payments under this Section 2.3 shall be due at the end of each relevant 30-day period or pro rated period. Notwithstanding anything herein to the contrary: (x) the cumulative cash payments under this Section 2.3 (which, for the avoidance of doubt, are in addition to any remedy whether at law or in equity to which any Holder is entitled other than pursuant to this Section 2.3) shall not exceed 18% of the principal amount of the Convertible Notes; (y) no cash payments shall be required (1) pursuant to clause (ii)(a) or (ii)(b) above with respect to any issued and outstanding Conversion Share; (2) pursuant to clause (ii)(c) or (iii) above with respect to any Conversion Share that has been sold by the Holder; and
(3) pursuant to clause (iii) above with respect to any Conversion Share that is freely tradeable by the Holder under Rule 144(k) (or its then equivalent) or any Convertible Note which, if converted, would yield Conversion Shares which are freely tradeable under Rule 144(k) (or its then equivalent).

         Section 2.4 HOLDBACK AGREEMENT. If any registration of Registrable Shares shall be in connection with an underwritten public offering (PROVIDED, HOWEVER, that nothing herein shall be construed to require or obligate the Company to undertake any underwritten public offering of the Registrable Shares), the Company agrees (A) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any affiliate of the Company or the acquisition by the Company or an affiliate of the Company of the shares or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the 10 days prior to, and during the 180-day period (or such lesser period as may be agreed upon between such holders and the managing underwriter of such offering) which begins on, the effective date of such registration statement (except as part of such registration), and (B) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the period and in the manner referred to in the foregoing clause (A), including a private placement pursuant to Rule 144A under the Securities Act (or any successor provision) or otherwise and any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

         Section 2.5 REGISTRATION PROCEDURES. In satisfaction of its obligations under this Article, the Company will as expeditiously as possible:

         (a) Prepare and file with the SEC the Registration Statement on Form S-3 (if available) or Form S-1 (if Form S-3 is not available) and which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as provided in
Section 2.2 hereof, PROVIDED that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (A) furnish to one counsel selected by the holders of a majority of the Registrable Shares copies of all such documents proposed to be filed for said counsel's review and comment, and (B) notify each holder of Registrable Shares of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 2.2, and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Shares covered by the Registration Statement in accordance with the intended method of disposition set forth in the Registration Statement for such period;

         (c) furnish to the Holders such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such Holders reasonably may request in order to facilitate the public sale or other disposition of the securities covered by the Registration Statement;

         (d) use its best efforts to register or qualify the Holders' Registrable Shares covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the Holders or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction when it is not so qualified or to consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause the Registrable Shares covered by the Registration Statement to be listed on any securities exchange or accepted for quotation on any facility of the National Association of Securities Dealers, Inc. or stock exchange on which the Company's Common Stock is then quoted or listed;

         (f) use its best efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holder or holders thereof to consummate the disposition of such Registrable Shares;

         (g) immediately notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and the Company will promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (h) furnish an opinion of counsel representing the Company for the purposes of such registration, dated the effective date of the Registration Statement, addressed to the Holders, stating that the Registration Statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), and (C) such counsel examined the Registration Statement and any amendment thereof or supplement thereto and has participated in conferences with officers and other representatives of the Company, representatives of the Purchasers, counsel to the Purchasers (selected pursuant to Section 2.5(a) hereof) and representatives of the independent certified public accountants of the Company, at which the contents of the Registration Statement and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and prospectus included therein, nothing has come to such counsel's attention that has caused such counsel to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the prospectus on the date thereof or on the date of such opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel will express no view with respect to the financial statements contained therein);

         (i) make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders, during business hours upon reasonable notice, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Holder, attorney, accountant or agent in connection with the Registration Statement;

         (j) use its best efforts to obtain a "cold comfort" letter from the Company's appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority in interest of the Registrable Shares being sold reasonably request, subject to the Holders making all representations and warranties reasonably required by such auditors; and

         (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

         In connection with each registration hereunder, each Holder will furnish to the Company in writing such information regarding such Holder as the Company may require in connection with the preparation of the Registration Statement (the "HOLDER INFORMATION") of such Holder. The Company will include the Holder Information in the prospectus without alteration and will not file a Registration Statement over the reasonable objection of any Holder; provided that (i) such objection must be made in writing to the Company, state with specificity such Holder's grounds for objection to the Registration Statement and identify what changes to the Registration Statement would cause such Holder to remove its objection; (ii) such Holder shall negotiate openly and in good faith with the Company to remove such objection for a period of 10 days after notifying the Company of its objection; and (iii) the Company shall not be required to pay any penalties to any Holder pursuant to Section 2.3 for such 10-day period. In connection with a registration hereunder, if a Holder shall distribute a prospectus of the Company in compliance with applicable securities laws and if the Company provides the Holder with a written prospectus for distribution in connection with such registration and thereafter the Company delivers a written notice to the Holder in accordance with this Agreement requesting that the Holder refrain from further distribution of such prospectus because such prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading, then the Holder will not thereafter further distribute such prospectus. In the event that the Company shall give such notice, a Suspension shall be deemed to exist for the period from and including the date of the giving of such notice to and including the date when each holder of Registrable Shares covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.5(f) hereof.

         Section 2.6 REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with the Registration Statement under this Article. "REGISTRATION EXPENSES" shall mean all expenses incurred in connection with a registration hereunder or otherwise incurred by the Company in complying with this Article, including, without limitation, all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and disbursements of counsel referred to in Section 2.5(a), fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance if any, but excluding underwriting discounts and selling commissions applicable to the sale of the Registrable Shares.

         Section 2.7 INDEMNIFICATION.

                  (a) In the event of a registration of any Registrable Shares under the Securities Act pursuant to this Article, the Company will indemnify and hold harmless, to the full extent permitted by law, each Holder, their respective directors and officers, parents, subsidiaries, general partners, limited partners and managing directors, each Person, if any, who controls the Holder within the meaning of the Securities Act, each underwriter of such Registrable Shares thereunder and each other Person, if any, who controls the underwriter within the meaning of the Securities Act (and directors, officers, parents, subsidiaries, controlling Persons, partners and managing directors of any of the foregoing), against any losses, claims, damages, liabilities and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent will not be unreasonably withheld, and also including the costs of enforcement of this Agreement and the Convertible Notes), to which such Holder, director, officer, general or limited partner, managing director, underwriter or controlling Person may become subject under the Securities Act, United States state securities "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to this Article, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or arise out of any violation or alleged violation by the Company of any United States federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and will reimburse each Holder, and each such director, officer, parent, subsidiary, general partner, limited partner or managing director, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case to such Holder if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with the Holder Information pertaining to and provided by such Holder in writing specifically for use in the

Registration Statement or prospectus. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling Person and shall survive the transfer of such Registrable Shares by such Holder.

                  (b) In the event of a registration of any Registrable Shares under the Securities Act pursuant to this Article, each Holder will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter of such Registrable Shares, each Person, if any, who controls any underwriter within the meaning of the Securities Act, and each other Holder against any losses, claims, damages or liabilities to which the Company or such officer, director, underwriter, controlling Person or Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act pursuant to this Article, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, directors, underwriter, controlling Person and Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED HOWEVER, that each Holder will be liable hereunder (i) in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with the Holder Information pertaining to such Holder, as such, furnished in writing to the Company by such Holder specifically for use in the Registration Statement or prospectus, and (ii) in any event in no greater amount than the net proceeds received by such Holder from its sale of Registrable Shares pursuant to such Registration Statement or prospectus. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, general partner, limited partner, managing director, underwriter, controlling Person or other Holder and shall survive the transfer of such Registrable Shares by the indemnifying Holder.

                  (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party other than as provided in this Section and shall only relieve the indemnifying party from any liability which it may have to such indemnified party under this Section if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, unless such indemnified party shall have been advised by counsel that a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to the extent it shall so desire, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be reasonable defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party such that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. In no event shall an indemnifying party be liable for any settlement reached without its consent, which consent shall not be unreasonably withheld (such settlement must include general releases). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                  (d) Indemnification similar to that specified in the preceding subsections of this Section 2.7 (with appropriate modifications) shall be given by the Company and each Holder, to the full extent permitted by applicable law, with respect to any required registration or other qualification of securities under any United States federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.7 is for any reason held to be unenforceable although applicable in accordance with its terms, then, and in each such case, the Company and the Holders will contribute to the aggregate losses, claims, damages, liabilities and expense to which they may be subject in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, each Holder and the other indemnified and indemnifying parties shall be determined by reference to, among other things, whether any action in question, including any untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section
2.7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and the Holders agree that (A) any contribution required to be made by a Holder pursuant to this Section 2.7 shall not exceed the net proceeds from the offering of Registrable Shares received by such Holder with respect to such offering; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.7, each Person, if any, who controls a Holder or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder or underwriter, and each director of the Company, each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

         Section 2.8 REPORTS UNDER THE SECURITIES ACT AND THE EXCHANGE ACT. With a view to making available to the Holders the benefits of any rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public pursuant to a registration on Form S-3 or otherwise, the Company agrees to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

         Section 2.9 LOCK-UP RESTRICTIONS. Purchasers acknowledge that the Company is contemplating proceeding in 1999 with an underwritten offering of its Common Stock, solely for the account of the Company and certain holders (other than officers, directors or employees of the Company or affiliates of such Persons or Persons whose holdings are under applicable SEC rules attributed to any of the foregoing) of existing stock purchase warrants as disclosed pursuant to Section 3.4 hereof (the "Stock Offering"). Purchasers agree that between the time of execution of any underwriting agreement for the Stock Offering until the expiration of such period as the underwriters in the Stock Offering shall require (such period not to exceed 180 days or to continue after March 31, 2000), they will not sell, pledge or otherwise transfer without the consent of such underwriters any of the Convertible Notes or Conversion Shares except to transferees who agree in writing to be bound by such restrictions (the "Lock-Up Restrictions"); provided, however, that no Purchaser shall be bound by any Lock-Up Restrictions unless all then officers, directors and affiliates (within the meaning of the Securities Act) of the Company

(within the meaning of the Securities Act), and Persons whose holdings are under applicable SEC rules attributed to any of the foregoing, contemporaneously agree in writing to be bound by such Lock-Up Restrictions for a period extending for 30 days beyond the period that the Purchaser is bound by the Lock-Up Restrictions. The Company's obligations to register the Registrable Shares under this Article II shall not be applicable to any subsequent holder of Convertible Notes who does not agree in writing to be bound by this Section 2.9.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers that, except as set forth in this Agreement, the Form 10-K (as defined below), the Financial Statements (as defined below) or the Disclosure Schedule delivered to the
Purchasers:

         Section 3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, and the Company and each Subsidiary is duly licensed or qualified to transact business in all jurisdictions in which the nature of the business transacted by the Company or such Subsidiary or the character of the properties owned or leased thereby requires that the Company or such Subsidiary qualify to do business as a foreign corporation, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company and each Subsidiary has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement, to issue, sell and deliver the Convertible Notes and to issue and deliver the Conversion Shares.

         (b) The subsidiaries of the Company are set forth on SCHEDULE 3.1(b) of the Disclosure Schedule. The Company owns 100% of the issued and outstanding common stock of each Subsidiary, and no Subsidiary has any equity interests, or options, warrants or convertible securities therefor, other than such common stock. Other than such Subsidiaries, the Company does not own of record or beneficially, directly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or, (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

         Section 3.2 AUTHORIZATION OF AGREEMENTS, ETC.

         (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale and delivery of the Convertible Notes and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate (i) any provision of any law, order of any court or other agency of government applicable to the Company, the Certificate of Incorporation of the Company (the "Charter"), or the By-Laws of the Company, as amended, or
(ii) any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iv) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, which in the cases of clauses (ii), (iii) and (iv) would have a Material Adverse Effect.

         (b) The Conversion Shares have been duly authorized, reserved for issuance upon conversion of the Convertible Notes and, when so issued, will be validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances. Neither the issuance, sale or delivery of the Convertible Notes nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

         Section 3.3 VALIDITY. This Agreement and the Convertible Notes (on delivery at the Closing) have been (or, in the case of the Convertible Notes, will be on delivery at the Closing) duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

         Section 3.4 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of 50,000,000 shares of the Common Stock and 1,000,000 shares of preferred stock (the "PREFERRED STOCK"). The Company has authorized the creation of a series of 400,000 shares of Preferred Stock designated "Series A Convertible Preferred Stock" out of the 1,000,000 shares of authorized Preferred Stock. As of March 31, 1999 there were outstanding 14,314,731 shares of Common Stock, 1,051,100 shares of Series A Convertible Preferred Stock, warrants to purchase 7,536,514 shares of Common Stock and options to purchase 1,956,596 shares of Common Stock. Since March 31, 1999, the Company has not issued any securities other than pursuant to the exercise of rights under options, warrants, or convertible securities existing prior to March 31, 1999. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached hereto as EXHIBIT B. No subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from the Company any equity securities of the Company is authorized or outstanding and there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in SCHEDULE 3.4 of the Disclosure Schedule, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution thereof.

         Section 3.5 COMPANY FORM 10-K. The Company has delivered to Purchaser a copy of the Company's draft Form 10-KSB for the year ended December 31, 1998 substantially in the form expected to be filed with the SEC on or about April 15, 1999 (the "Form 10-K"). The Form 10-K does not contain any misstatements of material fact or fail to state any material fact necessary to make the statements therein not misleading. The financial statements included in the Form 10-K (the "Financial Statements") comply as to form with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in the Form 10-K have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto). The balance sheets contained in the Form 10-K present fairly the financial condition of the Company and the Subsidiaries on a consolidated basis as of the dates thereof. The income statements contained in the Form 10-K present fairly the results of the operations of the Company and the Subsidiaries on a consolidated basis for the periods covered thereby and do not contain any items of special or nonrecurring income, except as specifically set forth therein. Since December 31, 1998 (i) there has not been any change in the business, financial condition, operations or accounting procedures of the Company, except changes in the ordinary course of business which do not individually or in the aggregate constitute a Material Adverse Effect, and (ii) the Company and its Subsidiaries have not incurred any Indebtedness for Borrowed Money, directly or indirectly, actual or contingent.

         Section 3.6 SEC REPORTING. Since January 1, 1998, to the date hereof, the Company has filed its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no material event has occurred which could make any of the disclosures contained therein misleading other than as disclosed in later filed SEC Documents or in the Form 10-K. The financial statements of the Company included in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by Form 10-QSB of the SEC) and such statements together with the notes thereto fairly present (subject in the case of unaudited financial statements, only to normal recurring year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended.

         Section 3.7 CERTAIN EVENTS. The Company has not, and no Subsidiary has,
(i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities incurred in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its material tangible assets except in the ordinary course of business, or canceled any material debt or claim, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any material loss of property or waived any material right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practices, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any material transaction except in the ordinary course of business or as otherwise, contemplated hereby, or (xii) entered into any material commitment (contingent or otherwise) to do any of the foregoing.

         Section 3.8 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article IV, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Convertible Notes or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than the filing of notices prior or subsequent to the Closing that may be required pursuant to federal and state securities laws in connection with the sale of the Convertible Notes.

         Section 3.9 LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, at law or in equity to restrain, prohibit, restrict or delay the transactions contemplated by this Agreement before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) outstanding or unsatisfied judgment for money damages or otherwise against the Company or any Subsidiary, (iii) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect, (iv) arbitration proceeding relating to the Company or any Subsidiary pending under collective bargaining agreements or otherwise, or (v) governmental inquiry pending, or to the Company's knowledge, threatened against the Company or any Subsidiary (including without limitation any inquiry as to the qualifications of the Company or any Subsidiary to hold or receive any governmental license or permit). Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon the Company or any Subsidiary of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company or any Subsidiary pending or contemplated against others. The Company and each Subsidiary has complied in all material respects with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products and services, and the Company and each Subsidiary has all material governmental permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and the Company has no knowledge of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely affect the Company or any Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         Section 3.10 TITLE TO PROPERTIES. The Company and each Subsidiary has good and marketable title to its properties and assets reflected in the balance sheet that is part of the Financial Statements or thereafter acquired (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet) and all such properties and assets are free and clear of mortgages, pledges, security interests, Liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially distracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or any Subsidiary. Such assets are suitable for the purposes for which they are used by the Company and each Subsidiary.

         Section 3.11 LEASEHOLD INTERESTS. Each lease or agreement to which the Company or any Subsidiary is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company or such Subsidiary thereunder and, to the Company's or such Subsidiary's knowledge, without any default thereunder of an other party thereto. No event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default or event of default by the Company or any Subsidiary under any such lease agreement or, to the Company's or any Subsidiary's knowledge, by any other party thereto. The Company's and each Subsidiary's possession of such property has not been disturbed and, to the Company's and each Subsidiary's knowledge, no claim has been asserted against the Company or any Subsidiary adverse to its rights in such leasehold interests. Neither the Company nor any Subsidiary has assigned, transferred, conveyed or mortgaged any interest in any such lease or agreement. Such properties are suitable for the purposes for which they are used by the Company and each Subsidiary.

         Section 3.12 TAXES. The Company and each Subsidiary has filed all tax returns, federal, state, county and local, required to be filed by it, and the Company and each Subsidiary has paid, or made adequate provision for the payment of, all taxes shown to be due and payable including without limitation all taxes which the Company or such Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties. The Company reasonably believes that it has established adequate reserves for all taxes accrued but not yet payable. The tax returns of the Company and each Subsidiary have never been audited by the Internal Revenue Service or any other taxing authority. No deficiency assessment with respect to or proposed adjustment of the Company's or any Subsidiary's federal, state, county or local taxes is pending or, to the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local-taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any of the stockholders thereof has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company or such Subsidiary be taxed as a S corporation or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

         Section 3.13 OTHER AGREEMENTS. Neither the Company nor any Subsidiary is a party to or otherwise bound by any written or oral:

                  (i) contract or agreement which is not terminable on less than ninety (90) days notice, without cost or other liability to the Company or any Subsidiary (except for contracts which, in the aggregate, are not material to the business of the Company or any Subsidary);

                  (ii) contract which entitles any customer to a rebate or right of set-off, or which varies in any material respect from the Company's or any Subsidiary's standard contracts;

                  (iii) contract with any labor union (and, to the knowledge of the Company and each Subsidiary, no organizational effort is being made with respect to any of its employees);

                  (iv) contract or other commitment with any supplier of goods or services containing any provision permitting any party other than the Company or Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision upon the occurrence of a failure by the Company or any Subsidiary to meet its obligations under the contract when due or the occurrence of any other event;

                  (v) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (vi) contract for the employment of any officer, employee or other person (whether of a legally binding nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company or Subsidiary, except normal severance arrangements and accrued vacation pay;

                  (vii) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company or any Subsidiary (other than group insurance plans applicable to employees generally);

                  (viii) guaranty of any obligation for borrowed money or otherwise;

                  (ix) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company or any Subsidiary;

                  (x) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has advanced or agreed to advance money or has agreed to lease an property as lessee or lessor;

                  (xi) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its property;

                  (xii) agreement under which it has granted any person any registration rights;

                  (xiii) agreement under which it has limited or restricted its right to compete with any person in any respect; or

                  (xiv) contract or group of related contracts with the same party involving more than $100,000 or continuing over a period of more than twelve months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less.

         The Company and each Subsidiary, and to the Company's and each Subsidiary's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time, or both) under any material lease, agreement or contract now in effect to which the Company or any Subsidiary is a party or by which it or its property may be bound. Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all its obligations under each such material lease, contract or other agreement, and neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other party to any material contract or commitment to which the

Company or any Subsidiary is a party. The Company and each Subsidiary is in compliance with all of the terms and provisions of its Charter and Bylaws.

         Section 3.14 PATENTS, TRADEMARKS, ETC. Set forth in Schedule 3.14 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company and each Subsidiary, or of which the Company or any Subsidiary is a licensor or licensee or in which the Company or any Subsidiary has any right, and in each case a brief description of the nature of such right. The Company and each Subsidiary currently has all licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") which the Company or any Subsidiary presently believes are necessary or desirable to the conduct of its business as conducted and proposed to be conducted, and no claim is pending or, to the Company's or any Subsidiary's knowledge, threatened, to the effect that the operations of the Company or any Subsidiary infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. No claim is pending or, to the Company's or any Subsidiary's knowledge, threatened, to the effect that any such Intellectual Property owned or licensed by the Company or any Subsidiary, or which the Company or any Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary. To the Company's knowledge, all technical information developed by and belonging to the Company and each Subsidiary which has not been patented has been kept confidential. Neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company or any Subsidiary.

         Section 3.15 LOANS AND ADVANCES. Neither the Company nor any Subsidiary has any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of relocation costs or reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         Section 3.16 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Neither the Company nor and Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness or any other obligation of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply finds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         Section 3.17 MATERIAL CUSTOMERS AND SUPPLIERS. No customer or supplier which is material to the Company or any Subsidiary has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or any Subsidiary, as the case may be.

         Section 3.18 DISCLOSURE. The Company's representations and warranties in this Agreement and in the Schedules and Exhibits to this Agreement do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         Section 3.19 OFFERING OF THE CONVERTIBLE NOTES. Except for U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc. ("U.S. Bancorp Libra"), which the Company has engaged as its exclusive financial advisor and placement agent with respect to the Convertible Notes, neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Convertible Notes or any security of the Company similar to the Convertible Notes has offered the Convertible Notes or any such similar security for sale to, or solicited any offer to buy the Convertible Notes or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Convertible Notes under the Securities Act), in either case so as to subject the offering, issuance or sale of the Convertible Notes to the registration provisions of the Securities Act.

         Section 3.20 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, except for the Company's agreement with U.S. Bancorp Libra.

         Section 3.21 SOLVENCY. The Company is not entering into any of the transactions contemplated hereby, nor does the Company intend to make any transfer or incur any obligations hereunder, with actual intent to hinder, delay or defraud either present or future creditors. On the Closing Date, after giving effect to the consummation of the transactions contemplated hereby and the use of the proceeds of the issuance and sale of the Convertible Notes for the purposes described herein, (i) without prejudice to the Company's representation contained in Section 3.9 hereof, the Company expects the cash available to the Company and the Subsidiaries on a consolidated basis, after taking into account all other anticipated uses of the cash of the Company and the subsidiaries, will be sufficient to satisfy all final judgments for money damages which have been docketed against the Company and the Subsidiaries or which may be rendered against the Company and the Subsidiaries in any action in which the Company or any Subsidiary is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of the Company and the Subsidiaries on a consolidated basis will exceed the probable liability of the Company and the Subsidiaries on their debts; (iii) the Company and the Subsidiaries on a consolidated basis will not have incurred or intend to incur, or believed that they will have incurred, debts beyond their ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by the Company from any source, and the amounts to be payable on or in respect of debts of the Company and the Subsidiaries); and (iv) the Company and the Subsidiaries on a consolidated basis will have sufficient capital with which to conduct their present and proposed businesses and the property of the Company and the Subsidiaries does not constitute unreasonably small capital with which to conduct their present or proposed businesses. For purposes of this Section
3.21 "debt" means any liability on a claim, and "claim" means (1) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (2) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable secured, or unsecured.

         Section 3.22 TRANSACTIONS WITH AFFILIATES. No director, officer, employee or stockholder of the Company or any Subsidiary, or, to the Company's or any Subsidiary's knowledge, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or, to the Company's or any Subsidiary's knowledge, any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of furnishing the services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         Section 3.23 EMPLOYEES. No officer or key employee of the Company or any Subsidiary has advised the Company or such Subsidiary (orally or in writing) that he intends to terminate employment with the Company or such Subsidiary. To the Company's and each Subsidiary's knowledge, the Company and each Subsidiary has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes and the Employee Retirement Income Security Act of 1974, as amended.

         Section 3.24 YEAR 2000 PROBLEM. The Company and each Subsidiary is taking all action necessary to mitigate the risk that computer applications used by the Company or any Subsidiary may be unable to recognize and properly perform date-sensitive functions involving dates prior to, during and after the year 2000 (the "Year 2000 problem"). The Company believes that the Year 2000 Problem will not have a Material Adverse Effect.

         Section 3.25 MARGIN REGULATIONS. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no proceeds of the Convertible Notes will be used in a manner that would violate, or result in a violation of, such Regulation T, U or X.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         The Purchaser represents and warrants to the Company, for itself only, that:

         (a) It is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Convertible Notes;

         (b) It has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able to financially bear the risks thereof;

         (c) It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

         (d) The Convertible Notes being purchased by it are being acquired for its own account and not with a view to or for sale in connection with any distribution thereof;

         (e) It understands that (i) the Convertible Notes and the Conversion Shares have not been registered under the Securities Act, (ii) the Convertible Notes and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Convertible Notes and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

         (f) It has no present need for liquidity in connection with its purchase of the Convertible Notes;

         (g) The purchase of the Convertible Notes is consistent with the general investment objectives of the Purchaser, and that it understands that the purchase of the Convertible Notes involves a high degree of risk in view of the fact that, among other things, the Company has a limited operating history and its capital stock trades on the NASD "bulletin board" and accordingly there might not be a consistent market for trades in such stock;

         (h) If the Purchaser is a corporation, partnership, trust or other entity, (i) the individual executing this Agreement on its behalf has been duly authorized to execute and deliver this Agreement, (ii) the signature of such individual is binding upon such partnership, corporation, trust and other entity, (iii) the Purchaser is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement, and (iv) the execution and delivery of this Agreement and the purchase of the Convertible Notes hereunder will not result in the violation of, constitute a breach or default under, or conflict with, any term or provision of the charter, bylaws or other governing document of the Purchaser or, to its knowledge, constitute a material breach or default under any agreement, judgment, decree, order, statute or regulation by which it is bound or applicable to it;

         (i) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles; and

         (j) It has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

         The obligation of the Purchaser to purchase and pay for the Convertible Notes to be purchased by it on the Closing Date is subject to the satisfaction or waiver, on or before such Closing Date, of the following conditions:

         Section 5.1 DUE DILIGENCE. The Purchasers shall have completed their due diligence review of the Company in all aspects satisfactory to the Purchasers in their sole discretion.

         Section 5.2 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, counsel for the Company, an opinion dated the Closing Date, substantially in the form attached to this Agreement as EXHIBIT C.

         Section 5.3 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company contained in Article III shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Chief Executive or Chief Operating Officer of the Company shall have certified to such effect to the Purchasers in writing on behalf of the Company.

         Section 5.4 PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chief Executive or Chief Operating Officer of the Company shall have certified to the Purchasers in writing to such effect on behalf of the Company.

         Section 5.5 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         Section 5.6 PURCHASE BY OTHER PURCHASERS. The aggregate principal amount of Convertible Notes to be purchased at the Closing by the Purchasers shall be not less than $30,000,000.

         Section 5.7 SUPPORTING DOCUMENTS. The Purchaser shall have received copies of the following documents:

         (a) The Charter, certified as of a recent date by the Secretary of State of the State of Delaware, in the form of EXHIBIT B, together with a certificate of said Secretary dated as of a recent date as to the legal existence and good standing of the Company in the State of Delaware, and certificates of the Secretary of State of each jurisdiction in which the Company is qualified to do business as a foreign corporation dated as of a recent date as to the Company's qualification and good standing in such jurisdiction.

         (b) A certificate of the Secretary of the Company dated as of the Closing Date and certifying (i) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Convertible Notes, and the issuance, sale and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the transactions contemplated by this Agreement, and (iii) to the incumbency and signatures of each officer of the Company executing this Agreement and the Convertible Notes on behalf of the Company and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this subsection (b).

         (c) The acceptance, by CT Corporation System, of its appointment as agent for service of process pursuant to Section 7.9 of this Agreement and
Section 9.6 of the Convertible Notes.

         All such documents required under this Article V shall be satisfactory in form and substance to the Purchasers and their counsel.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Purchaser that, from and after the Closing until payment in full or conversion of all of the Convertible Notes, except with respect to the covenants contained in Sections 6.4, 6.5, 6.6, 6.7, 6.13, 6.14, 6.15 and 6.21, which covenants shall terminate and the Company shall be discharged from future compliance therewith at such time as the aggregate Accreted Value of all of the Convertible Notes held by all of the Purchasers is equal to or less than $15,000,000:

         Section 6.1 FINANCIAL STATEMENTS, REPORTS. The Company shall furnish to each holder of the Convertible Notes:

         (a) Within ten (10) business days of their becoming available, copies of (i) all financial statements, reports, notices and proxy statements and other communications sent or made available by the Company to its security holders, (ii) all regular periodic reports and all registration statements and prospectuses, if any, filed by the Company with any securities exchange or with the SEC, and (iii) all press releases made available by the Company.

         (b) At the time of delivery of each annual financial statement pursuant to Section 6.1(a), a certificate executed by the Chief Financial Officer or other senior executive officer of the Company stating that such officer has caused this Agreement and the terms of the Convertible Notes to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Convertible Notes or, if such officer has such knowledge, specifying such default and the nature thereof;

         (c) Promptly after the commencement thereof, notice of actions, suits, claims, proceedings, investigations and inquiries that, in the reasonable judgment of the Company, if adversely determined would have a Material Adverse Effect on the Company;

         (d) Within two (2) business days after any executive officer of the Company obtains actual knowledge (i) of any condition or event that constitutes a material default of any of the Company's duties or obligations under this Agreement or the Convertible Notes, or (ii) that any Purchaser has given any notice or taken any action with respect to a claimed default by the Company, a certificate of the Company's Chief Executive or Chief Operating Officer specifying, as applicable, the nature and period of existence of such condition or event, the notice given (and providing a copy thereof), action taken and the nature of such claimed default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto.

         (e) Immediately upon receipt of any notice of any default or acceleration delivered to the Company by any Purchaser, written notice thereof setting forth the name of the person that delivered the notice and the aggregate amount of Convertible Notes held by such person, together with a copy of each such notice.

         Section 6.2 RESERVE FOR CONVERSION OF CONVERTIBLE NOTES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Convertible Notes and otherwise complying with the terms of this Agreement, a number of its duly authorized shares of Common Stock equal to the greater of (i)
1.5 times the maximum number of Conversion Shares into which Convertible Notes may be converted pursuant to Section 4 of the Convertible Notes from time to time and (ii) 12,000,000 (as proportionately adjusted for stock splits, combinations and the like). If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Convertible Notes or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval (including shareholder approval if at any time necessary) or other action and will make any filing with any court or administrative body that may be required under applicable state securities laws or rules of any exchange or self-regulatory organization (as defined in the Exchange Act) applicable to the Convertible Notes or Registrable Shares in connection with the issuance of shares of Common Stock upon conversion of the Convertible Notes.

         Section 6.3 CORPORATE EXISTENCE. The Company and each Subsidiary shall maintain its corporate existence, rights and franchises in full force and effect; provided, however, that nothing contained in this Section 6.3 shall limit the ability of the Company or any Subsidiary to enter into any merger, consolidation or business combination otherwise permitted by this Agreement.

         Section 6.4 LIMITATIONS ON INDEBTEDNESS. The Company and the Subsidiaries shall not, directly or indirectly, create, assume, incur, guarantee, or otherwise become directly or indirectly liable with respect to Indebtedness for Borrowed Money; PROVIDED, that the Company may incur (i) Indebtedness for Borrowed Money in an amount not to exceed $7,500,000 at any time outstanding from a reputable commercial lender, and (ii) Indebtedness in respect of capital leases and conditional sales of equipment and other property used in the ordinary course of business ("Permitted Property"), incurred in the ordinary course of business in an amount not to exceed $4,000,000 at any time outstanding.

         Section 6.5 LIENS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien, or file or execute or agree to the execution of any financing statement, on or with respect to any property, real or personal, of the Company or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (i)      existing Liens identified on SCHEDULE 6.5;

                  (ii) Liens to secure Indebtedness for Borrowed Money permitted pursuant to Section 6.4(i), provided that the Convertible Notes are equally and ratably secured by such Liens; and

                  (iii) other or additional Liens on Permitted Property to secure Indebtedness with respect to the acquisition of such Permitted Property of the Company and the Subsidiaries on a consolidated basis arising in the ordinary course of business in an amount not to exceed $4,000,000 at any time outstanding.

         Section 6.6 LIMITATION ON SALES OF ASSETS. The Company shall not in one or a series of transactions, other than in the ordinary course of business, sell, lease, transfer, convey or otherwise dispose of all or any significant part of the property or its assets in one or any series of related transactions, or enter into any agreement to do any of the foregoing, without prior written notice to the Holders and unless the net proceeds of such transaction (after taxes and expenses associated with the transaction) are used within 180 days of the closing of such transaction to: (i) be deployed in a Permitted Business, or
(ii) retire indebtedness, including the Convertible Notes then outstanding. As used in this Section, a "significant part" shall be deemed to be property and/or assets representing more than 5% of the Company's total assets.

         Section 6.7 LIMITATION ON INVESTMENTS. The Company shall not, and shall procure that no Subsidiary shall, make any Investment in (a) any Person other than a Subsidiary, or (b) any track or racetrack; PROVIDED, HOWEVER, that the Company or any Subsidiary may make Permitted Investments not at any time to exceed the aggregate of (i) $4,000,000 and (ii) an amount equal to 50% of the net proceeds of any new issue for cash consideration of Common Stock of the Company made after the Closing Date.

         Section 6.8 PROPERTIES, BUSINESS, INSURANCE. The Company shall maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary in the case of business organizations engaged in the same or similar business or having similar properties similarly situated.

         Section 6.9 RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement.

         Section 6.10 TRANSACTION WITH AFFILIATES. Except for transactions unanimously approved by the members of the Board of Directors having no material interest in such transaction or transactions as being on fair and reasonable terms no less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties, neither the Company nor any of its Subsidiaries shall enter into any transaction with any director, officer or employee of the Company or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock or other ownership or control interests thereof.

         Section 6.11 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Convertible Notes at the Closing for working capital in accordance with the Company's financial budgets and operating plans.

         Section 6.12 COMPENSATION. The Company shall pay compensation to its officers only as shall be approved by the Board of Directors or a committee thereof designated for the purpose of establishing officer compensation.

         Section 6.13 MERGERS, SALE OF ASSETS, ETC. OF SUBSIDIARIES. Except for transactions permitted by Section 6.6, the Company shall not permit any Subsidiary to consolidate or merge into or sell or transfer all or substantially all its assets, except that any Subsidiary may (i) consolidate or merge into or sell or transfer assets to any other Subsidiary, or (ii) merge into or sell or transfer assets to the Company.

         Section 6.14 MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Except for transactions permitted by Section 6.6, the Company shall not sell or otherwise transfer any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary.

         Section 6.15 NO NEW SUBSIDIARIES. The Company shall not, and shall procure that the Subsidiaries shall not, form or acquire any Subsidiary of any kind (a "New Subsidiary") after the Closing Date, unless such New Subsidiary (a) has executed and delivered to the holders of the Convertible Notes a binding and enforceable unconditional guarantee of the Convertible Notes satisfactory in form and substance to counsel designated by a majority in interest of the then Holders of the Convertible Notes, and (b) agrees to be bound by, and to comply with, all of the provisions of this Article VI which are by their terms applicable to Subsidiaries.

         Section 6.16 WRAP-UP OF SUBSIDIARIES. On or before September 30, 1999, the Company shall cause all of its Subsidiaries existing as of the date hereof to be merged into the Company.

         Section 6.17 DISTRIBUTIONS BY THE COMPANY. The Company shall not purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock.

         Section 6.18 DISTRIBUTIONS BY SUBSIDIARIES. The Company shall not permit any Subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distribution payable to the Company or another Subsidiary.

         Section 6.19 LIMITATION ON CONVERTIBLE SECURITIES. The Company shall not issue any securities exercisable for or convertible into Common Stock of the Company for which the applicable exercise or conversion price or ratio may be adjusted from its value at issuance based on the market price of the Common Stock or any other floating standard.

         Section 6.20 SUBSIDIARY DIVIDEND RESTRICTIONS. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any agreement or instrument (other than this Agreement) which has the effect of restricting or prohibiting the power, authority or legal right of such Subsidiary to declare or pay any dividend or other distribution to the Company.

         Section 6.21 PERMITTED BUSINESS. The Company shall not, and shall procure that no Subsidiary shall, engage in any business other than a Permitted Business.

         Section 6.22 COMPLIANCE WITH LAWS. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations, orders, rulings and judgments, except where such noncompliance would not have a Material Adverse Effect.

         Section 6.23 RULE 144 COMPLIANCE. The Company agrees to take such action as may be necessary to enable a holder of Common Stock to complete the public sale of Common Stock in accordance with Rule 144 of the Securities and Exchange Commission under the Securities Act or any similar successor rules or regulations promulgated by the SEC.

         Section 6.24 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 6.25 YEAR 2000 PROBLEM. The Company shall take, and shall procure that each Subsidiary shall take, all actions necessary to mitigate the risk of the Year 2000 Problem.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 GENERAL INDEMNITY. The Company hereby indemnifies and holds harmless the Purchaser and its successors and assigns against and in respect of any and all costs, expenses, debts, liabilities and obligations incurred by any of them, including reasonable attorney fees, for breach of any representation, warranty or promise made to any of them by the Company or any Subsidiary hereunder.

         Section 7.2 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Convertible Notes, and the issuance and delivery of the Conversion Shares.

         Section 7.3 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of an claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party. The Company acknowledges that it has engaged U.S. Bancorp Libra as its placement agent for the Convertible Notes and will pay U.S. Bancorp Libra (and/or its designees) a fee comprised of a cash amount equal to 4% of the aggregate gross proceeds received from the sale of the Convertible Notes and an aggregate of warrants to purchase 50,000 shares of the Company's Common Stock at an exercise price of $10.00 per share.

         Section 7.4 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generally of the foregoing, all representations, covenants and agreements benefitting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Convertible Notes or Registrable Shares.

         Section 7.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to the Company, to:       Youbet.com, Inc.
                                      1950 Sawtelle Boulevard, Suite 180
                                      Los Angeles, California  90025
                                      Attn:    Chief Executive Officer
                                      Fax:     (310) 444-3390

         with a copy to:              Christensen, Miller, Fink, Jacobs, Glaser,
                                      Weil & Shapiro, LLP
                                      2121 Avenue of the Stars, 18th Floor
                                      Los Angeles, California 90067
                                      Attn:    Gary N. Jacobs, Esq.
                                      Fax:     (310) 556-2920

         If to the Purchaser,          at the address of the Purchaser set
                                       forth on SCHEDULE I, and to Purchaser's
                                       counsel (if such counsel is made known
                                       by notice to the Company)

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

         Section 7.6 WAIVERS AND CONSENTS. The holders of 66-2/3% in interest of the principal amount of the Convertible Notes outstanding may waive the Company's compliance with any of its covenants contained in this Agreement (including those set forth in Article VI), or any breach or default by the Company of any of its obligations pursuant to this Agreement and may rescind an acceleration of the Convertible Notes, except (i) any default in the payment of principal, interest, premium or penalty when and as due under this Agreement or the Convertible Notes or (ii) any default in respect of a provision that under Section 7.14 may not be amended without the consent of each Holder affected.

         Section 7.7 GOVERNING LAW. THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE CONVERTIBLE NOTES BEAR A REASONABLE RELATION TO THE STATE OF NEW YORK IN THAT, INTER ALIA, CERTAIN OF THE PURCHASERS ARE RESIDENTS OF THE STATE OF NEW YORK, CERTAIN OF THE PURCHASERS HAVE A PRINCIPAL PLACE OF BUSINESS IN THE STATE OF NEW YORK, AND A SUBSTANTIAL PART OF THE NEGOTIATIONS RELATING TO THE TRANSACTIONS HAVE OCCURRED IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. IT IS THE INTENT OF THE PARTIES THAT THE LAWS OF THE STATE OF NEW YORK REGARDING USURY AND THE CHARGING OF INTEREST APPLY TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 7.8 USURY. Notwithstanding any other provision of this Agreement to the contrary, all agreements among the Company and the Purchaser are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of the Convertible Notes, acceleration of maturity of the unpaid principal balance, the addition of accrued interest to principal or otherwise, shall the amount paid, charged for, contracted for, received or agreed to be paid to any Holder for the use, forbearance or detention of the money to be advanced under the Convertible Notes exceed the highest lawful rate permissible under applicable usury laws as prescribed by a court of competent jurisdiction ("Applicable Law"). If, from any circumstances whatsoever, interest would otherwise be payable to any Holder in excess of the maximum amount permissible under Applicable Law, the interest payable to such Holder shall be reduced to the maximum amount, and if from any circumstances any Holder shall ever receive anything deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall by applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance hereof, such excess shall be refunded to the Company. All interest paid or agreed to be paid to Holders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Purchaser expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This Section 7.8 shall control agreements between the Company and the Purchaser. This covenant shall survive the payment in full of the Convertible Notes.

         Section 7.9 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding. The Company hereby appoints CT Corporation System of 1633 Broadway, New York, New York 10019 and any successor thereto as its authorized agent to accept service of process in any such action or proceeding and agrees that the failure of said firm to give the Company any notice of any such service shall not impair or affect the validity of such service or of any judgement rendered in any action or proceeding based thereon. In addition to other methods of service allowed by applicable law, the Company expressly consents that service of process in any action or proceeding hereunder may be made by certified mail return receipt requested. Such service shall become effective 30 days after mailing.

         Section 7.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM BROUGHT BY ANY PARTY HERETO OR BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

         Section 7.11 ATTORNEYS' FEES AND EXPENSES. The Company will pay all costs and expenses of the Purchasers in connection with this Agreement and the consummation of all transactions contemplated hereby (including the enforcement of any rights of the Purchasers hereunder and the costs of counsel referred to in Section 6.15), and all costs and expenses of the Purchasers and each other Holder relating to any future amendment or supplement to this Agreement or any of the Convertible Notes (or any proposal for such amendment or supplement) whether or not consummated, or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, including but not limited to reasonable out-of-pocket expenses, the cost of obtaining a private placement number for the Convertible

Notes, the cost of all accounting services required hereby, all reasonable attorney's fees and disbursements of Seward & Kissel LLP, all photocopying or reproduction or printing expenses relating to such transactions, and the cost of transmitting the Convertible Notes to the respective home offices of the Purchasers or to such other addresses as may be requested by the Purchasers. The Company will not be required to pay the costs and expenses of any prospective transferee incurred in connection with such transferee's acquisition of any Convertible Notes or Registrable Shares, other than the cost of registering the same and the cost of transmitting the same to such transferee.

         Section 7.12 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

         Section 7.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.14 AMENDMENTS. This Agreement may be amended or modified with the written consent of the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Convertible Notes. However, without the consent of each Holder affected thereby, no amendment may: (a) reduce the amount of Convertible Notes whose Holders must consent to an amendment; (b) reduce the rate or extend the time for payment of interest on any Convertible Notes; (c) reduce the principal amount of or extend the Maturity Date of any Convertible Notes; (d) reduce the premium payable upon prepayment of any Convertible Notes pursuant to Section 3 of the Convertible Notes or change the time at which any Convertible Note may be prepaid pursuant to Section 3 of the Convertible Notes;
(e) make any Convertible Notes payable in money other than United States Dollars; or (f) make any change or amendment affecting the conversion of any Convertible Note or the registration of any Registrable Share.

         Section 7.15 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of an other provision and of the entire Agreement shall not be affected thereby.

         Section 7.16 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and not to be considered in construing or interpreting any term or provision of this Agreement.

         Section 7.17 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (a) "CAPITALIZED LEASE" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

         (b) "CAPITALIZED LEASE OBLIGATION" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in accordance with generally accepted accounting principles, in a balance sheet of such person in respect of a Capitalized Lease of such person.

         (c) "CHANGE IN CONTROL" shall mean and include (i) the sale by the Company and/or any Subsidiary of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole, (ii) any Acquisition by any person or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group") of 20% or more of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company, (iii) the acquisition by the Company for cash, property or securities, in one transaction or a series of related transactions within a 12-month period, of more than 30% of the capital stock of the Company outstanding immediately prior to the commencement of such acquisition, (iv) the payment of a dividend or other distribution by the Company to its shareholders, in one transaction or a series of related transactions within a 12-month period, of cash, property or securities having an aggregate fair market value at the time of distribution that is 30% or more of the fair market value of the capital stock of the Company outstanding immediately prior to such distribution (both such fair market values as determined by reference to the then most recently furnished valuations of the fair market value of the Common Stock of the Company), or (v) any Acquisition by any person or Group of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company, through beneficial ownership of the capital stock or otherwise; PROVIDED, HOWEVER, that notwithstanding anything contained in this Section to the contrary, the effect of and actions taken pursuant to that certain Stockholders Agreement of the Company, shall not be deemed to constitute a Change in Control for purposes of this Agreement. For the purposes of this definition, "ACQUISITION" of the power or properties and assets stated in the preceding sentence means the earlier of (a) the actual possession thereof and
(b) the consummation of any transaction or series of related transactions which, with the passage of time, will give such Person or Persons that actual possession thereof.

         (d) "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

         (e) "GUARANTEE" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

         (f) "INDEBTEDNESS" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all items (other than capital items such as capital stock, surplus and retained earnings, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and reserves), contingent or otherwise, which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet of such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due),
(vi) all Indebtedness of others to the extent secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed,
(vii) all Capitalized Lease obligations of such person, and (viii) any Guarantees or contingent liabilities of such person. If any person becomes a Subsidiary after the date of this Agreement, all outstanding Indebtedness of such person shall, for purposes of this Agreement, be deemed to have been incurred by such person immediately after it becomes a Subsidiary.

         (g) "INDEBTEDNESS FOR BORROWED MONEY" shall mean, without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note (other than the Convertible Notes), debenture or other like written obligation to pay money, (iii) in respect of rent or hire of property under leases or lease arrangements which under GAAP are required to be capitalized,
(iv) in respect of obligations under conditional sales or other title retention agreements, and (v) all subordinate indebtedness, and shall also include all guarantees of any of the foregoing.

         (h) "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee of similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, Indebtedness or other similar instruments issued by such Person.

         (i) "LIEN" shall mean: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a Capitalized Lease, arising from a mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment or bailment given for security purposes, (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, licenses and PROFITS A PRENDRE. For purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a Capitalized Lease or conditional sale agreement or other similar arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

         (j) "MATERIAL ADVERSE EFFECT" shall mean a material, adverse effect on the business, operations, prospects or financial condition of the Company or any of its Subsidiaries.

         (k) "PERMITTED BUSINESS" shall mean (i) any internet-related gaming or wagering system operated in compliance with applicable law (the "Original Business"); and (ii) any other business ancillary or reasonably related to the Original Business, such as a track or other content provider, a licensed wagering facility, a merchandising business targeted to customers and prospective customers of the Original Business.

         (l) "PERMITTED INVESTMENT" means an Investment by the Company or a Subsidiary in a Person engaged in a Permitted Business.

         (m) "PERSON" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

         (n) "PURCHASE PRICE" with respect to any Convertible Note shall mean the Purchase Price thereof as set forth on Schedule I attached hereto.

         (o) "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

         (p) "SUBSIDIARY" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         Section 7.18 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 7.19 CONFIDENTIALITY. The Purchaser agrees that it will maintain with the same degree of care it uses with respect to its own confidential information all confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known through no fault of the Purchaser to the public, PROVIDED, HOWEVER, that a Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants any other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of Convertible Notes or Conversion Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, (iii) to any affiliate or partner of the Purchaser and (iv) as required by applicable law or legal process, provided that the Purchaser shall use reasonable efforts to give the Company ten (10) business days prior notice thereof. If a Purchaser is required in any legal or administrative or other governmental proceedings to disclosure any of such information, the Purchaser shall use reasonable efforts to give the Company an opportunity to obtain protective provisions against further disclosure. The Company agrees that, except as otherwise necessary or advisable in connection with the registration of Registrable Shares pursuant to this Agreement, it will maintain as confidential and will not disclose to the public, by press release or otherwise, the identity of the Purchaser, such confidentiality to be maintained by the Company on the same terms as the Purchaser is to maintain confidential information obtained from the Company, as set forth above.

         Section 7.20 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Conversion Shares are registered as the owner and Holder thereof for all purposes, and the Company shall not be affected by notice to the contrary. Prior to conversion of the Convertible Notes, no Holder thereof shall be deemed to be a stockholder of the Company for any purpose by virtue of being such a Holder.

         Section 7.21 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of an Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desire to confirm and carry out and to effectuate fully the intent and purpose of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                COMPANY:

                                YOUBET.COM, INC.


                                By: /s/ ROBERT M. FELL
                                    -------------------------------------
                                    Robert M. Fell,
                                    Chief Executive Officer

                                By: /s/ GARY N. JACOBS
                                    -------------------------------------
                                    Gary N. Jacobs, Secretary


                                PURCHASER:




                                By:
                                    -------------------------------------
                                Its:
                                     ------------------------------------

                                    SCHEDULE I


PURCHASER                          PURCHASE PRICE          PRINCIPAL AMOUNT OF NOTES
---------                          --------------          -------------------------






                                                                      EXHIBIT A


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER THE ACT AND ANY STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.


                                YOUBET.COM, INC.

                  11% SENIOR CONVERTIBLE DISCOUNT NOTE DUE 2004


$--,---,---
                                                                   APRIL 5, 1999
                                                              NEW YORK, NEW YORK


         FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, the undersigned, YOUBET.COM, INC., a Delaware corporation ("Maker" or the "Company"), hereby promises to pay to the order of ______________________________________, a ______________________ ("Holder"), at
_________________________________________________ or such other address or account as Holder may from time to time specify in writing to Maker, in lawful money of the United States and in immediately available funds, the principal amount of ______________________________________ Dollars ($___________________),
together with interest at the rate specified below. This 11% Senior Convertible Discount Note due 2004 (the "Note") is one of the "Convertible Notes" of Maker in the aggregate principal amount of $45,500,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Purchase Agreements, each dated as of April 5, 1999 (the "Purchase Agreements"; the Purchase Agreement made by and between Maker and Holder referred to herein as the "Purchase Agreement"), entered into by Maker and the respective original Purchasers referred to therein. This Note and Holder hereof are entitled equally and ratably with the holders of all other Convertible Notes outstanding under the Purchase Agreements to all the benefits provided thereby or referred to therein. Reference is hereby made to the Purchase Agreement for a statement of such rights and benefits and said Purchase Agreement is incorporated herein by reference. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Purchase Agreement. This Note shall be convertible into Maker's common stock, par value $0.001 (the "Common Stock"), as provided in Section 4 below.

         SECTION 1. INTEREST. This Note is issued at a substantial discount from its principal amount for a price equal to the Purchase Price. Cash interest will not accrue on this Note prior to April 5, 2001. Thereafter, the unpaid principal balance of this Note outstanding from time to time shall bear interest at the rate of eleven percent (11%) per annum, payable in cash semi-annually in arrears commencing on October 5, 2001, and thereafter on April 5 and October 5 of each year and on the Maturity Date (as defined below), and thereafter, on demand. Interest hereon shall be calculated on the basis of a 360-day year and a 30-day month until all accrued and unpaid interest is paid in full.

         SECTION 2. PAYMENT OF PRINCIPAL AND ACCRUED INTEREST. To the extent not sooner converted into Common Stock in accordance with Section 4 below, the entire amount due hereunder, including principal and accrued interest, shall be due and payable on April 5, 2004 (the "Maturity Date"). All payments shall be applied first to interest on the unpaid principal balance and the remainder to principal. All interest due and payable hereunder which is not paid when due for any reason shall, to the extent permitted by applicable law, be cumulated and accrue interest at the rate set forth in Section 1.

         SECTION 3. PREPAYMENT. The principal amount of this Note may not be prepaid, in whole or in part, prior to April 5, 2001. After April 5, 2001, the outstanding principal balance, together with any accrued interest, may be prepaid in whole or in part, ratably among the Holders of all of the Convertible Notes without preference, at any time, (i) if Maker's Registration Statement as contemplated by Section 2 of the Purchase Agreement has been declared effective by the SEC and no Suspension is continuing, (ii) provided that the average daily closing price of the Common Stock, as quoted on NASDAQ or the principal stock exchange on which the Company's Common Stock is then trading, or if not so quoted or traded, on the NASDAQ Bulletin Board (the "Closing Price"), for the twenty trading day period prior to the date Maker tenders such prepayment is greater than $20.00 per share (subject to appropriate adjustment on the occurrence of any of the events referred to in Section 4.8 or 4.9 of this Note), and (iii) subject to Maker tendering a prepayment premium equal to six percent (6.0%) of the principal amount being prepaid together with the prepayment amount, if such prepayment is tendered before April 5, 2003. Notwithstanding the foregoing provisions of this Section 3, (a) Maker shall provide Holder with notice of any proposed prepayment of this Note, such notice to specify the date (the "Prepayment Date") on which Maker proposes to prepay this Note and such notice to be delivered to Holder at least thirty (30) days prior to such Prepayment Date, and (b) Holder shall have the option, exercisable by notice to Maker delivered at least three (3) business days prior to the Prepayment Date, to exercise its Conversion Right (as defined in Section 4 below) by delivering its Conversion Notice in accordance with Section 4.2 below on or before the Prepayment Date.

         SECTION 4. CONVERSION.

                  4.1 CONVERSION AT OPTION OF HOLDER. At any time and from time to time prior to the Maturity Date, Holder shall have the option (the "Conversion Right") to convert the unpaid principal balance of this Note, together with any accrued and unpaid interest hereunder, in whole or in part into that number of shares of Common Stock (the "Conversion Shares") equal to the quotient of (i) a sum equal to the Accreted Value (as defined below) of this Note and accrued and unpaid interest being converted, divided by (ii) the Conversion Price (as defined in Section 4.7 below) in effect on the Conversion Date (as defined in Section 4.3 below). "Accreted Value" shall mean, as of any date of determination (a) prior to April 5, 2001, the sum of (i) the Purchase Price of this Note and (ii) the portion of the excess of the principal amount of this Note over such Purchase Price that has been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate, compounded semi-annually, such that the Accreted Value of this Note on April 5, 2001 shall equal its principal amount, and (b) from and after April 5, 2001, the principal amount of this Note, and Maker shall certify the Accreted Value from time to time at Holder's request.

                  4.2 EXERCISE OF CONVERSION RIGHT. In order to exercise the Conversion Right, Holder shall surrender this Note to Maker accompanied by Holder's written notice of its intention to exercise its Conversion Right, which notice shall set forth the amount of the unpaid principal to be converted (the "Conversion Notice"). Notwithstanding the foregoing, the Conversion Notice shall be deemed duly given if transmitted to Maker by facsimile together with facsimile transmission of this Note, provided Holder surrenders the original of this Note and the Conversion Notice to Maker within seven (7) business days following the date of such facsimile transmission.

                  4.3 CONVERSION DATE. The date on which Maker is deemed to be given the Conversion Notice (as determined in accordance with Section 9.1) shall be the Conversion Date.

                  4.4 ISSUANCE OF CERTIFICATES; DELIVERIES ON CONVERSION. As soon as practicable, but in no event later than three (3) business days after the Conversion Date, Maker shall cause to be delivered to Holder at the address of Holder set forth on Maker's records: (a) a certificate or certificates (issued in the name of Holder or in such name as Holder may designate in the Conversion Notice) for the Conversion Shares; and (b) a replacement Note for any outstanding principal balance as to which the Holder has not exercised the Conversion Right; provided, however, that the Company shall not be required to make the deliveries set forth in this Section 4.4 until such time as it has received the surrendered Note pursuant to Section 4.2.

                  4.5 STATUS ON CONVERSION. Holder shall be deemed to have become the shareholder of record of the Conversion Shares on the Conversion Date.

                  4.6 ELIMINATION OF FRACTIONAL INTERESTS. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall Maker be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

                  4.7 CONVERSION PRICE; RESET. The initial Conversion Price of this Note shall be ten dollars ($10.00) per share. The Conversion Price shall reset one time upon the earlier to occur of (a) any date on which the aggregate gross proceeds generated by Maker's issuance after April 5, 1999 (the "Original Issue Date") of Common Stock and any securities convertible into Common Stock equals at least $15,000,000, or (b) April 5, 2000. In the case of (a), the Conversion Price shall be reset to the lesser of $10.00 per share and the lowest price at which Maker issued and sold shares of Common Stock after the Original Issue Date (other than: (i) pursuant to options, warrants or other convertible securities of the Company committed to by the Company or outstanding as of the Original Issue Date and disclosed prior to the Original Issue Date pursuant to
Section 3.4 of the Purchase Agreement, (ii) in an amount not to exceed an aggregate of 500,000 shares of Common Stock, pursuant to any options granted to persons not employed by the Company as of the date hereof under the Company's 1995 or 1998 Stock Option Plans, successor plans thereto or otherwise eligible for registration on Form S-8 or any successor form thereto, and (iii) in an amount not to exceed an aggregate of 500,000 shares of Common Stock, pursuant to warrants granted to racetracks and other information content providers of the Company in consideration of agreements with the Company for the provision of such information content); PROVIDED, that solely for the purpose of determining the lowest price at which Maker issued and sold Common Stock after the Original Issue Date, (x) if Maker issues options or warrants to purchase Common Stock (other than options or warrants exempted above), Maker shall be deemed to have issued and sold shares of the underlying Common Stock at the exercise price of such option or warrant, irrespective of whether such option or warrant is in fact exercised (e.g., if Maker issues options to purchase Common Stock (not exempted above) at an exercise price of $5.00 per share, Maker shall be deemed to have issued the underlying Common Stock at a price of $5.00 per share), and
(y) if Maker issues any securities (other than convertible securities exempted above) convertible into Common Stock (or options to purchase such securities), Maker shall be deemed to have issued and sold shares of the Common Stock issuable upon conversion of such securities at a price equal to the maximum number of shares of Common Stock issuable upon such conversion divided by the aggregate purchase price received by Maker from the issuance of such securities, irrespective of whether such securities are in fact converted (e.g., if Maker issues 100 shares of convertible preferred stock at a price of $1,000 per share and each share of preferred stock is convertible into 200 shares of Common Stock, Maker shall be deemed to have issued 20,000 shares of Common Stock at $5.00 per share). In the case of (b), the Conversion Price shall be reset to the lesser of $10.00 per share or the average daily Closing Price of the Common Stock for the ten trading day period ending on April 5, 2000, but in no event less than $5.00 per share.

                  4.8 ADJUSTMENTS TO CONVERSION PRICE. If Maker shall at any time after the date hereof (i) issue any shares of Common Stock or "Common Stock Equivalents" (as defined below) by way of a dividend or other distribution on any security of the Company without consideration, or (ii) subdivide or combine its outstanding shares of Common Stock, the Conversion Price shall be adjusted by multiplying (x) the Conversion Price in effect immediately prior to the adjustment by (y) a fraction, the numerator of which is the total number of shares of Common Stock and Common Stock Equivalent Shares in the case of clause
(i) and the total
number of shares of Common Stock in the case of clause (ii) outstanding immediately before the issuance, subdivision or combination, and the denominator of which is the total number of shares of Common Stock and Common Stock Equivalent Shares in the case of clause (i) and the total number of shares of Common Stock in the case of clause (ii) outstanding immediately after such issuance, subdivision or combination. For purposes of this Note, "Common Stock Equivalents" means all securities that are convertible into or exchangeable or exercisable for (i) shares of Common Stock or (ii) shares of any preferred stock or other security of Maker ("Voting Preferred") that is entitled to vote on matters submitted to Maker's shareholders for approval. "Common Stock Equivalent Shares" means (A) in respect of Common Stock equivalents that are convertible into or exchangeable or exercisable for shares of Common Stock, the number of shares of Common Stock into which such Common Stock Equivalents are exchangeable or exercisable, as the case may be, and (B) in respect of Common Stock Equivalents that are convertible into or exchangeable or exercisable for Voting Preferred, (I) if such Voting Preferred is convertible into shares of Common Stock, the number of such shares of Common Stock, and (II) if such Voting Preferred is not convertible into shares of Common Stock, the number of such shares of Voting Preferred. For the purposes of any computation made in accordance with this Section, shares of Common Stock or Common Stock Equivalents issuable by way of a dividend or distribution shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution. Not less than ten business days in advance of any event referred to in clauses (i) and (ii) above, Maker shall provide Holder with notice of such event including a detailed description of such event.

                  4.9 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of the reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from no par value to par value or vice versa, or as a result of a subdivision or combination), or in the case of any consolidation or merger of Maker with or into a corporation (other than a consolidation or merger into which Maker is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value as described above), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of Maker, Holder shall thereafter have the right to convert this Note into the kind and number of shares of stock and/or other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which this Note might have been converted immediately before the time of determination of the stockholders of Maker entitled to receive such shares of stock and/or other securities or property; provided, however, that nothing contained herein shall enable or authorize Maker to enter into a transaction of the type described in the preceding clause of this Section in contravention of any covenant of Maker not to do so contained in the Purchase Agreement. Maker shall be obligated to retain and set aside, or otherwise make fair provision for exercise of the right of Holder to receive, the shares of stock and/or other securities or property provided for in this Section.

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

                  4.10 CERTIFICATE CONCERNING ADJUSTED CONVERSION PRICE. Whenever the Conversion Price is adjusted or reset pursuant to this Section 4, Maker promptly shall: (i) place on file at its principal executive office an officer's certificate signed by the chief financial officer or controller of Maker showing in appropriate detail the facts requiring such adjustment, the computation thereof, and the adjusted Conversion Price, and shall exhibit the certificate from time to time to Holder of this Note if Holder desires to inspect the same; and (ii) mail or cause to be mailed to Holder, in the manner provided for giving notice pursuant to this Note, a notice stating that such adjustment has been made and setting forth the adjusted Conversion Price.

                  4.11 RESERVATION AND LISTING OF SHARES FOR ISSUANCE. Maker shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares as shall from time to time be sufficient to effect the conversion of this Note. Maker covenants that all shares of Common Stock issued upon conversion of this Note in compliance with the terms hereof will be duly and validly issued and fully paid and non-assessable. For so long as this Note shall be outstanding, Maker shall use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of this Note to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock is then listed.

         SECTION 5. TRANSFER, EXCHANGE AND REPLACEMENT OF NOTE. Subject to the provisions of Section 6.2 hereof and Section 2.9 of the Purchase Agreement, Holder may transfer this Note in whole or in part. This Note shall be transferable on the note register of Maker maintained at the office of Maker's transfer agent or at the principal executive office of Maker, upon delivery thereof duly endorsed by Holder, or accompanied (as reasonably required by Maker) by proper evidence of succession, assignment or authority to transfer executed by Holder. In addition, Holder and, if applicable, any transferee shall comply with the terms of Section 6.2. Upon any registration of transfer, Maker shall execute a new Note or Notes to the persons entitled thereto. Maker may deem and treat the person in whose name this Note is registered as the absolute, true and lawful owner of this Note for all purposes. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver a new Note of like tenor in lieu of this Note, if (i) in case of loss, theft or destruction, Maker receives indemnity reasonably satisfactory to it, (ii) Maker is reimbursed for all reasonable expenses incidental to such replacement, and (iii) this Note is surrendered and canceled, if mutilated. For purposes of clause (i) above, Maker agrees that an unsecured indemnity from the original Holder of this Note shall be reasonably satisfactory to Maker.

         SECTION 6. INVESTMENT ACQUISITION AND RESTRICTIONS ON TRANSFER.

                  6.1 INVESTMENT REPRESENTATIONS. By acceptance of this Note, Holder represents and warrants to Maker as follows:

                           (a)      Holder understands that neither the Note nor
the Conversion Shares have been registered under federal or state securities laws and have been or will be issued, as the case may be, pursuant to exemptions from registration contained in such laws based in part upon the representations of Holder made herein and in the Purchase Agreement; and

                           (b)      Holder has acquired the Note and will
acquire the Conversion Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution of the Note or the Conversion Shares;

provided, however, that nothing contained herein shall be construed to relieve Maker of its obligations and duties with respect to registration of resales of the Conversion Shares by Holder as set forth in Article II of the Purchase Agreement and Section 7 hereof.

                  6.2 RESTRICTIONS ON TRANSFER. Holder, by the acceptance of this Note, agrees that Holder will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note or any of the Conversion Shares, or any interest in the same in violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

         SECTION 7. REGISTRATION RIGHTS. Maker and Holder (for itself and all subsequent holders of this Note and the Conversion Shares), by acceptance of this Note, agree that Holder shall have registration rights with respect to the Conversion Shares on the terms and conditions set forth in Article II of the Purchase Agreement.

         SECTION 8. DEFAULTS AND REMEDIES.

                  8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                           (a)      Maker fails to pay any amount due under this
Note when due;

                           (b)      Maker fails to observe, perform or comply
with any covenant, agreement or term contained in this Note or in the Purchase Agreement and, if subject to remedy, the same is not remedied within thirty days after notice from a Purchaser;

                           (c)      Any representation, warranty or
certification made by Maker pursuant to this Note or the Purchase Agreement having been false or misleading in any material respect as of the date made;

                           (d)      A default or event of default which remains
uncured following the applicable cure period with respect to any other indebtedness of Maker or any Subsidiary thereof in excess of $500,000;

                           (e)      Entry of a final judgment or judgments
against Maker or any Subsidiary thereof for the payment of money in excess of $500,000 in the aggregate by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction over Maker or such Subsidiary, and the same not having been discharged or no provision having been made for such discharge or a stay of execution thereof not having been procured within 90 days from the entry of such judgment or judgments;

                           (f)      Maker or any Subsidiary thereof applies for
or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; Maker or any Subsidiary admits in writing its inability, or is generally unable, to pay its debts as they become due; Maker or any Subsidiary thereof makes a general assignment for the benefit of creditors; any proceeding is instituted by or against Maker or any Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for its or for any substantial part of its property, PROVIDED that, in any such case, if the same is dismissed or vacated within 90 days of being instituted, then any such default shall be deemed cured; or Maker or any Subsidiary thereof takes any corporate action to authorize any of the actions set forth above;

                           (g)      a material part of the operations or
business of Maker and its Subsidiaries, considered as a whole, shall be suspended or cease;

                           (h)      Maker purports or attempts to assign or
delegate any of its rights or obligations hereunder or under the Purchase Agreement;

                           (i)      the Purchase Agreement or this Note shall,
at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment hereof) or shall be declared null and void or the validity or enforceability thereof shall be contested by Maker, or Maker denies that it has further liability or obligation thereunder;

                           (j)      Maker's business operations in respect of
transmitting wagering information at any time become prohibited pursuant to any applicable United States federal law, rule, regulation or order of a United States federal court, or Maker continues its business operations in respect of transmitting wagering information in violation of any applicable law, rule or regulation of a United States state or order of a United States state court and Maker fails to cure such violation within ten days of Maker's first having actual knowledge of the first occurrence of such violation; or

                           (k)      Maker or any Subsidiary, or any officer or
director thereof, is determined by final judgment, decree or order of any court with competent jurisdiction to have any criminal liability relating to Maker's business operations in respect of transmitting wagering information.

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

                  8.2 REMEDIES. During the continuance of any Event of Default, Holder may, at its sole option, declare the entire Accreted Value and accrued, unpaid interest on this Note (if any) immediately due and payable, by written notice to Maker, in which event Maker immediately shall pay to Holder the entire Accreted Value of this Note together with accrued, unpaid interest thereon to the date of such payment. No delay or omission of Holder to exercise any right or power occurring upon any Event of Default hereunder shall impair any such right or power or shall be construed as a waiver of any such Event of Default or an acquiescence therein. To the fullest extent permitted by law, Holder's rights and remedies under this Note shall be cumulative, and Holder shall have all other rights and remedies not inconsistent herewith as are provided under the Uniform Commercial Code as in effect in the relevant jurisdictions, by law or in equity. No exercise by Holder of one right or remedy shall be deemed an election, no waiver by Holder of any default on the part of the Maker shall be deemed a continuing waiver, and no delay by Holder shall constitute a waiver, election or acquiescence by it.

                  8.3 WAIVERS AND CONSENTS BY HOLDER. Notwithstanding anything in Section 8.2 to the contrary, Holder hereby acknowledges and agrees that the holders of 66-2/3% in interest of the principal amount of the Convertible Notes then outstanding may waive the Company's compliance with its covenants and obligations under this Note and the Purchase Agreement, as set forth in Section 7.6 of the Purchase Agreement; except (i) any default in the payment of principal, interest, premium or penalty when and as due under this Note or (ii) any default in respect of a provision that under Section 7.14 of the Purchase Agreement may not be amended without the consent of each Holder affected.

                  8.4 WAIVERS BY MAKER. Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and delinquence in taking any action to collect any sums owing under this Note or in a proceeding against any of the rights or interests in or to properties securing payment of this Note.

         SECTION 9. MISCELLANEOUS.

                  9.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and given in accordance with the Purchase Agreement.

                  9.2 SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns, including any subsequent Holders of this Note.

                  9.3 ASSIGNMENT; PARTICIPATIONS. Maker and Holder shall include the successors and assigns thereof; provided, however, that Maker may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Holder. Holder may, without the consent of Maker, at any time assign or grant participations in all or any portion of

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

this Note and its rights hereunder; provided, however, that any such assignment or participation shall be in accordance with applicable law, including without limitation all applicable federal and state securities laws.

                  9.4 NO ORAL MODIFICATION. The provisions, terms and conditions of this Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  9.5 GOVERNING LAW. MAKER ACKNOWLEDGES THAT THE TRANSACTIONS CONTEMPLATED BY THIS NOTE BEAR A REASONABLE RELATION TO THE STATE OF NEW YORK IN THAT, INTER ALIA, CERTAIN OF THE PURCHASERS ARE RESIDENTS OF THE STATE OF NEW YORK, CERTAIN OF THE PURCHASERS HAVE A PRINCIPAL PLACE OF BUSINESS IN THE STATE OF NEW YORK, AND A SUBSTANTIAL PART OF THE NEGOTIATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS NOTE HAVE OCCURRED IN THE STATE OF NEW YORK. THIS NOTE IS DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING ANY EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. IT IS THE INTENT OF MAKER THAT THE LAWS OF NEW YORK REGARDING USURY AND THE CHARGING OF INTEREST APPLY TO THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.6 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. Any legal action or proceeding in connection with this Note or the performance hereof may be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding. Maker hereby appoints CT Corporation System of 1633 Broadway, New York, New York 10019 and any successor thereto as its authorized agent to accept service of process in any such action or proceeding and agrees that the failure of said firm to give Maker any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any such action or proceeding based thereon. In addition to other methods of service allowed by applicable law, Maker expressly consents that service of process in any action or proceeding hereunder may be made by certified mail, return receipt requested. Such service shall become effective 30 days after mailing.

                  9.7 WAIVER OF JURY TRIAL. MAKER, AND HOLDER BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM BROUGHT BY MAKER, HOLDER OR ANY SUCCESSOR THERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

                  9.8 HEADINGS. The Section headings in this Note are inserted for purposes of convenience only, and shall not affect in any way the meaning or interpretation hereof.

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

                  9.9 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Note or the rights and duties of the parties in relation hereto, the prevailing party will be entitled, in addition to any other relief granted, to all costs and expenses incurred by such prevailing party, including, without limitation, all reasonable attorneys' fees.

                  9.10 TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

                  9.11 USURY. Notwithstanding any other provision of this Note to the contrary, all agreements among the Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, the addition of accrued interest to principal or otherwise, shall the amount paid, charged for, contracted for, received or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws as prescribed by a court of competent jurisdiction ("Applicable Law"). If, from any circumstances whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under Applicable Law, the interest payable to Holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances Holder shall ever receive anything deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Holder, by its acceptance hereof, expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This Section 9.11 shall control agreements between Maker and Holder. This covenant shall survive the payment in full of this Note.

                  9.12 ORIGINAL ISSUE DISCOUNT. For purposes of Section 1272 et seq. of the Internal Revenue Code of 1986, as amended, the issue price with respect to each $1,000.00 of principal at maturity of this Note is $807.22, the amount of original discount is $192.78, the issue date is April 5, 1999, and the yield to maturity is 11.00%.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.


"MAKER"                                 YOUBET.COM, INC.,
                                        a Delaware corporation


                                        By:      ______________________________
                                        Name:    ______________________________
                                        Its:     ______________________________


                                        By:      ______________________________
                                        Name:    ______________________________
                                        Its:     ______________________________






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